AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2000
                                            REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                                   BARRA, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                       94-2993326
      (STATE OR OTHER JURISDICTION OF          (IRS EMPLOYER
       INCORPORATION OR ORGANIZATION)      IDENTIFICATION NUMBER)

                               ------------------


                               2100 MILVIA STREET
                         BERKELEY, CALIFORNIA 94704-1113
                               (510) 548-5442
         (Address of Principal Executive Offices including Zip Code)

                               ------------------

                      THE 2000 EQUITY PARTICIPATION PLAN OF
                                   BARRA, INC.
                            (FULL TITLE OF THE PLAN)

                               ------------------

                               MARIA HEKKER, ESQ.
                                 GENERAL COUNSEL
                                   BARRA, INC.
                               2100 MILVIA STREET
                         BERKELEY, CALIFORNIA 94704-1113
                                 (510) 548-5442

                               ------------------

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------



----------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                               AMOUNT            PROPOSED            PROPOSED           AMOUNT OF
                                               TO BE              MAXIMUM            MAXIMUM          REGISTRATION
                                             REGISTERED       OFFERING PRICE        AGGREGATE              FEE
                                                               PER SHARE (1)         OFFERING
                                                                                    PRICE (1)
---------------------------------------- ------------------- ------------------ ------------------- ------------------


Common Stock, par value $.0001 per           1,292,650            $57.63           $74,495,419           $19,667
share
---------------------------------------- ------------------- ------------------ ------------------- ------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low sales price of the Common Stock, as reported on the Nasdaq National Stock Market on August 31, 2000. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding options to purchase shares being registered pursuant hereto.

===============================================================================
                 PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF
                         THE REGISTRATION STATEMENT AS SHARES ARE ISSUED PURSUANT TO THE TERMS OF THE PLAN.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement covers shares of Common Stock of BARRA, Inc. (the "Registrant") that have been authorized for issuance pursuant to the Registrant's 2000 Equity Participation Plan (the "Plan").

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 (including items incorporated by reference from the Registrant's Proxy Statement for its 2000 Annual Meeting of Stockholders) file on June 28, 2000 (File No. 000-19690);

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 filed on August 14, 2000 (File No. 000-19690); and

         (c) The description of the common stock, par value $.0001 per share, of the Registrant (the "Common Stock") contained in the Registration Statement on Form 8-A, (No. 000-19690), filed with the Commission pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act"), dated November 6, 1991, including any subsequent amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director does not eliminate or limit the liability of a director: (i) for any breach of their duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Certificate of Incorporation authorizes the Registrant to provide indemnification of agents (as defined in Section 145 of the General Corporation Law of the State of Delaware) for breach of duty to the Registrant and its stockholders through bylaw provisions or through agreements with agents or both, in excess of the indemnification otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject to the limits on such excess indemnification created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Registrant, its stockholders and others.

         The Registrant's Bylaws provide that the Registrant shall indemnify each of its agents (as defined in Section 145 of the General Corporation Law of the State of Delaware) against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against, or incurred by, the agent in such capacity or arising out of the agent's status as such whether or not the Registrant would have the power to indemnify the agent against that liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

         The Registrant has entered into agreements to indemnify certain of its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. These


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


agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), witness fees, judgments, fines and settlement amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, arising out of such person's services as a director or officer of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         See Index to Exhibits on page 7.

 ITEM 9.        UNDERTAKINGS

         (a)      The Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) to include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii) to reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) to include any material information with respect
                to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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


                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on September 8, 2000.

                                   BARRA, INC.

                                   By: /s/ Kamal Duggirala
                                      -----------------------------------------
                                       Kamal Duggirala, Chief Executive Officer
                                             (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kamal Duggirala and James D. Kirsner, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.



SIGNATURE                                         TITLE                                       DATE
---------                                         -----                                       ----


                                                  Chief Executive Officer (Principal          August 3, 2000
/s/ Kamal Duggirala                               Executive Officer
-----------------------------------------------
Kamal Duggirala

/s/ Andrew Rudd                                   Chairman of the Board and Director          August 3, 2000
-----------------------------------------------
Andrew Rudd

                                                  Chief Financial Officer                     August 3, 2000
/s/ James D. Kirsner
-----------------------------------------------
James D. Kirsner

                                                  Director                                    August 3, 2000
/s/ A. George Battle
-----------------------------------------------
A. George Battle

                                                  Director                                    August 3, 2000
/s/ John F. Casey
-----------------------------------------------
John F. Casey

                                                  Director                                    August 3, 2000
/s/ M. Blair Hull
-----------------------------------------------
M. Blair Hull

                                                  Director                                    August 3, 2000
/s/ Norman J. Laboe
-----------------------------------------------
Norman J. Laboe

                                                  Director                                    August 3, 2000
/s/ Clyde W. Ostler
-----------------------------------------------
Clyde W. Ostler


                                INDEX TO EXHIBITS


EXHIBIT


4.1               2000 Equity Participation Plan. (1)

5.1               Opinion of Latham & Watkins.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Latham & Watkins (included in Exhibit 5.1).

24.1              Power of Attorney (included in the signature page to this Registration Statement).



----------------------

(1) Incorporated by reference to our Definitive Proxy Statement on Schedule 14A (File No. 000-19690), filed with the Commission on June 28, 2000.




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